Exhibit (10) (a)

                         INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Post-Effective Amendment No. 23 to Registration Statement No. 002-82511 of Northbrook Variable Annuity Account of Northbrook Life Insurance Company on Form N-4 of our report dated February 19, 1999 relating to the financial statements and the related financial statement schedule of Northbrook Life Insurance Company, and our report dated March 18, 1999 relating to the financial statements of Northbrook Variable Annuity Account contained in the Statement of Additional Information, which are incorporated by reference in the Prospectus of Northbrook Variable Annuity Account of Northbrook Life Insurance Company that is part of such Registration Statement, and to the reference to us under the heading "Experts" in such Statement of Additional Information.

/s/ DELOITTE & TOUCHE LLP

Chicago Illinois
April 26, 1999